As filed with the Securities and Exchange Commission on June 28, 2002

                                                      Registration No. 333-72721

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        OCCIDENTAL PETROLEUM CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                95-4035997
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                Identification No.)

             10889 WILSHIRE BOULEVARD
             LOS ANGELES, CALIFORNIA                                90024
     (Address of Principal Executive Offices)                    (Zip code)


                         OCCIDENTAL CHEMICAL CORPORATION
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)


                            DONALD P. DE BRIER, ESQ.
                                 GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176
 (Name, address and telephone number, including area code, of agent for service)


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


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                          DEREGISTRATION OF SECURITIES
                          ----------------------------

     On February 19, 1999, Occidental Petroleum Corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-72721) (the "Form S-8") registering 200,000 shares of the Registrant's Common Stock, $0.20 par value (the "Shares"), to be issued to participants under the Registrant's Occidental Chemical Corporation Savings and Investment Plan (the "Plan"). The Plan was merged into the Occidental Petroleum Corporation Savings Plan after an aggregate of 113,187 Shares were issued to participants thereunder. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 28, 2002.


                                       OCCIDENTAL PETROLEUM CORPORATION
                                                 (REGISTRANT)


                              By:  /s/ DONALD P. DE BRIER
                                 -----------------------------------------------
                                       Donald P. de Brier
                                       Executive Vice President, General Counsel
                                       and Secretary


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